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                                                                  Exhibit (j)(2)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING Variable Insurance Trust

We consent to the use of our report for ING VP Worldwide Growth Portfolio, dated February 7, 2003, incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectus and the "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 23, 2003